UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2004

MERITAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On January 6, 2004 we completed the purchase of the homebuilding assets of Orange County-based Citation Homes of Southern California, a privately held builder of quality single-family homes. Citation closed 149 homes in 2002 at an average selling price of approximately $262,000, resulting in homebuilding revenue of $39.0 million.

     A copy of our press release announcing the completion of our acquisition of Citation, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 7, 2004

MERITAGE CORPORATION

/s/ Vicki L. Biggs

Vicki L. Biggs Vice President-Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release